PRESS RELEASE FOR IMMEDIATE RELEASE	Exhibit 99
BUTLER NATIONAL CORPORATION ANNOUNCES $1.423 MILLION JURY VERDICT AGAINST BALLY GAMING

OLATHE, KANSAS, March 11, 2014, Butler National Corporation (OTCQB: BUKS) (the "Company") has been awarded total damages of $1,423,542 in litigation against Bally Gaming, Inc. based upon Bally's negligent misrepresentations in selling a casino management computer system.
The Company's subsidiary BHCMC, LLC manages the Boot Hill Casino & Resort.  BHCMC and BHC Development LC, the build-to-suit lease provider for the Dodge City lottery gaming facility, purchased the SDS/CMP casino management system prior to the opening of the Boot Hill Casino & Resort.
BHCMC and BHC Development filed a complaint against Bally Gaming in the United States District Court for the District of Kansas alleging damages for negligent misrepresentations.  After hearing the evidence, the jury rendered a verdict in favor of BHCMC and BHC Development in the amount of $1,423,542.  Bally has a right to appeal the verdict.
Bally Gaming had counterclaimed for an alleged breach of contract and an alleged continued use of the system. Bally Gaming alleged damages in excess of $441,000.  Bally's counterclaims were rejected by the jury and no damages were awarded.
"We are pleased with the result and appreciate the jury's patience in hearing the evidence.  The evidence was clear that despite many requests to remedy the number of system problems, Bally Gaming could not make the system work as represented," commented Clark D. Stewart, President and CEO of Butler National Corporation.  "We have spent considerable resources in replacing the Bally system.  We believe the $1.423 million verdict is a step toward attempting to make us whole.  The replacement Konami SYNKROS™ (KCMS) System now provides Boot Hill Casino with the marketing and administrative functionality that the casino required."
Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  It is a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Item 1 to the Company's Annual Report on Form 10-K for the year ended April 30, 2013, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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